Exhibit 99.1
Investor Update
January 15, 2020
This investor update provides Spirit's fourth quarter 2019 guidance. All data is based on preliminary estimates.
For the fourth quarter 2019, Spirit estimates its total revenue per ASM (“TRASM”) will be down 3.6% year over year.  Fourth quarter 2019 revenue includes approximately $7.2 million of out-of-period revenue related to the reclamation of over-remitted Federal Excise Tax. Without this out-of-period revenue, the Company estimates its fourth quarter 2019 TRASM would have been down about 4.3% year-over-year.
Adjusted CASM ex-fuel (“CASM ex-fuel”) for the fourth quarter 2019 is expected to be up about 3.3% year over year.

	4Q19E	4Q18A

Capacity - Available Seat Miles (ASMs) (Thousands)	10,491,833	8,998,928
Year-over-Year % Change	Up 16.6%

Total Revenue per ASM (TRASM) (%Change/Cents)	Down 3.6%	9.59

Adjusted Operating Expense Ex-Fuel per ASM (%Change/Cents)(1)	Up 3.3%	5.49

Average Stage Length (Miles)	998	1,019

Fuel Expense
Fuel gallons (Millions)	117	102
Economic fuel cost per gallon ($)(2)	$2.10	$2.26

Interest Expense, Net of Capitalized Interest and Interest Income ($Millions)	$17.6	$15.0

Effective Tax Rate, Non-GAAP	24%	23.7%

Wtd. Average Diluted Share Count (Millions)	68.6	68.7

Footnotes

(1)	Excludes special items which may include loss on disposal of assets, special charges, and other items.
(2)	Includes fuel taxes and into-plane fuel cost.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the fourth quarter 2019, including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, TRASM, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

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